Exhibit 10.25

ONEBEACON PERFORMANCE PLAN

(as Adopted by OneBeacon Corporation)

1.             Purpose of the Plan. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing incentives in the form of Performance Shares to certain selected executives and key employees of the Company and its Subsidiaries.

2.             Definitions. The following capitalized terms used in the Plan have the respective meanings set forth in this Section.

(1)                                  Act. The Securities Exchange Act of 1934, as amended, or any successor thereto.

(2)           Actual Shares. A portion or a multiple of the Target Shares, the number of which is dependent on the level of fulfillment of the established performance goals.

(3)           Actual Value. The Actual Value of each Actual Share shall be the fair market value of a Share as determined in good faith by the Committee, on the date the Award is paid.

(4)                                  Award. An award of Performance Shares granted pursuant to the Plan.

(5)           Award Period. A period in respect of any Award, commencing as of the beginning of the fiscal year of the Company in which such Award is made. An Award Period may contain any number of Performance Periods.

(6)                                  Board. The Board of Directors of the Company.

(7)           Code. The Internal Revenue Code of 1986, as amended, or any successor thereto.

(8)                                  Committee. The Human Resources Committee of the Board.

(9)           Company. White Mountains Insurance Group, Ltd., a Bermuda corporation.

(10)         Covered Employee. As such term is defined in Section 162(m) of the Code (or any successor section thereto).

(11)         Participant. An employee of the Company or any of its Subsidiaries who is selected by the Committee to participate in the Plan pursuant to Section 4.

(12)         Performance Period. The calendar year or any other period that the Committee, in its sole discretion, may determine, provided that each Performance Period must commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period.

(13)         Performance Shares. Notional shares which represent the right to receive cash or Shares with a specified value, without payment to the Company, provided certain performance goals established by the Committee are satisfied.

(14)         Plan. This White Mountains Insurance Group, Ltd. Executive Incentive Plan, as it may be amended from time to time. The Plan, as adopted by the OneBeacon Corporation shall be known as the OneBeacon Performance Plan.

(15)         Shares. Shares of common stock, par value $1.00 per Share, of the Company.

(16)         Subsidiary. A subsidiary corporation, as defined in Section 242(f) of the Code (or any successor section thereto), or as determined by the Committee.

(17)         Target Shares. The number of Performance Shares awarded to a Participant on the date of grant with respect to an Award Period provided each of the established performance goals is fully satisfied.

3.             Administration. The Plan shall be administered by the Committee or such other persons designated by the Board. The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof or to the Board of Directors of any Subsidiary that adopts the Plan in accordance with Section 13. All references to the Committee hereafter shall be deemed to be references to the Committee and/or the applicable other persons/or subcommittee(s) to whom administrative duties and/or powers hereunder have been so delegated. The Committee shall have the authority to select the employees to be granted Awards, to determine the size and terms of an Award (subject to the limitations imposed on Awards in Section 5), to modify the terms of any Award that has been granted, to determine the time when Awards will be made, to determine the Award Periods and Performance Periods to which Awards relate, to establish performance goals in respect of such Performance Periods and to certify whether such performance goals were attained. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, regardless of whether such Participants are similarly situated. The Committee shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

4.             Eligibility and Participation. The Committee shall designate those persons who shall be Participants, provided that current Covered Employees and persons subject to Section 16 of the Act shall not be permitted to participate in the Plan. Participants shall be selected from among the employees of the Company and any of its Subsidiaries who are in a position to have a material impact on the results of the operations of the Company or of one or more of its Subsidiaries. The designation of the Participants may be made individually or by groups or classifications of employees, as the Committee deems appropriate.

5.             Maximum Number of Shares That May Be Issued. A maximum number of 500,000 Shares, subject to the adjustment provision provided in Section 12, may be issued under the Plan. Shares issued pursuant to the Plan may be either authorized but unissued Shares or, to the extent permitted by the local jurisdiction under which the Company is organized, reacquired Shares, or both.

6.             Awards.

1.             Grant. At the time each Award is made, the Committee shall establish (i) the Target Shares, (ii) the performance goal(s) to be attained within specified Performance Periods and (iii) the manner in which the Actual Shares shall be a portion and/or a multiple of the Target Shares if the performance goals are met in part or exceeded. The Committee may specify that, for any Award, the Actual Shares shall be equal to the Target Shares. In determining the amount to be paid to the Participant, the Committee shall multiply the Actual Value by the number of Actual Shares.

2.             Performance Goals. The performance goals for any Award shall be based upon one or more of the following criteria:  (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) stock price; (xi) combined ratios; (xii) operating ratios; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) customer satisfaction; and (xxii) employee satisfaction. The foregoing criteria, as applicable, may relate to the Company, one or more of its Subsidiaries, one or more of its divisions, units, partnerships, joint venturers, minority investments, product lines or products, or to any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, the performance goals may be calculated without regard to extraordinary items. The Committee shall determine, no later than the award date and prior to the commencement of the Performance Period of such Award, which of the above measurement factor(s) will be the relevant performance goals for each Award.

3.             Payment. As soon as practicable after the end of the Performance Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall determine whether the applicable performance goals have been met with respect to a given Participant and, if so, shall certify such fact to the Board. At the end of the Award Period, the Committee shall ascertain the Actual Value and the number of Actual Shares. The Committee shall cause an amount equal to the Actual Value multiplied by the number of Actual Shares to be paid to the Participant or his beneficiary. Payment of any amount in respect of the Performance Shares may be made in cash, in Shares, or partly in cash and partly in Shares, as determined by the Committee.

7.             Termination of Employment. The Committee may, at its discretion, provide that if a Participant dies, retires, is assigned to a different position, or is granted a leave of absence, or if the Participant’s employment is otherwise terminated, during an Award Period, then all or a portion of the Participant’s Award, as determined by the Committee, may be paid to the Participant (or his or her beneficiary) after the end of the Performance Period in which the such event occurs.

8.             Amendments or Termination. The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair any of the accrued rights or obligations under any Award theretofore granted to a Participant without such Participant’s consent; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws, and the Board or the Committee may at any time in their sole discretion substitute cash or other securities for Shares for any or all purposes of the Plan.

9.             No Right to Employment. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by, or to continue to perform services for, the Company or any Subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Subsidiaries.

10.           Nontransferability of Awards. An Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.

11.           Reduction of Awards. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion (but subject to applicable law), may reduce any amounts payable to any Participant hereunder in order to satisfy any liabilities owed to the Company or any of its Subsidiaries by the Participant.

12.           Adjustments Upon Certain Events. In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable or desirable, as to any affected terms of outstanding Awards.

13.           Participation of Subsidiaries. If a Subsidiary wishes to participate in the Plan and its participation shall have been approved by the Board, the Board of Directors of the Subsidiary shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the Subsidiary in the Plan. A Subsidiary that adopts the Plan in accordance with the Section shall be permitted to rename the Plan under the name of such Subsidiary. A Subsidiary may cease to participate in the Plan at any time by action of the Board or by action of the Board of Directors of such Subsidiary, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Subsidiary’s Board of Directors taking such action. Termination of participation in the Plan shall not relieve a Subsidiary of any obligations thereto fore incurred by it under the Plan. The Board in its discretion may waive compliance with any provisions in this section.

14.           Miscellaneous Provisions. The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder, other than any payments to be made by any of the Subsidiaries, as described below (in which case such payments shall be made by such Subsidiary, as appropriate). If a Subsidiary adopts the Plan in accordance with Section 13, the Subsidiary shall be responsible for all payments made under the Plan for Awards granted by the Board of Directors of the Subsidiary (including buying Shares from the Company and/or on the open market) and (ii) expenses involved in administering the Plan at the Subsidiary level. The Plan is unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participant’s rights to any payment hereunder shall be no greater than the rights of the Company’s (or the applicable Subsidiary’s) unsecured creditors. All references to Sections herein shall be deemed to be references to the specified sections of this Plan.

15.           Choice of Law. The Plan shall be governed by and construed in accordance with the laws of the Delaware applicable to contracts made and to be performed in the State of Delaware.

16.           Designation of Beneficiary by Participant. A Participant may name a beneficiary to receive any payment to which he may be entitled in respect of Performance Shares under the Plan in the event of his death, on a form to be provided by the Committee. A Participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a Participant’s executors or administrators, the term “beneficiary” as used in the Plan shall include such person or persons.

17.           Effectiveness of the Plan. The Plan shall be effective as of May 21, 2001.

Adopted by the Board of the Company on May 21, 2001, and authorized for use by

OneBeacon

Corporation on May 21, 2001. The Board further authorized the Board of OneBeacon

Corporation to act on behalf of the Committee in all matters pertaining to the use of the

Plan by

OneBeacon Corporation by resolution of the Board on May 21, 2001.

Adopted by the Board of OneBeacon Corporation on June 5, 2001.